EXHIBIT 10.5

                SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AGREEMENT

            THIS AGREEMENT is entered into as of the ____ day of ________________ by and between NEW JERSEY RESOURCES CORPORATION, a corporation of New Jersey (hereinafter called the "Company"), and ______________ (hereinafter called the "Employee").

                                   WITNESSETH

            WHEREAS, the Employee is employed by the Company and is presently (title) ;

            WHEREAS, the Company desires to continue to employ the Employee as a key employee;

            WHEREAS, the Company desires to enter into this Agreement with the Employee as a part of his/her employment agreement or arrangement as an incentive for his/her continued loyal service to the Company.

            NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, and for other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto do covenant and agree as follows:

      1. It is agreed that the Employee shall retire from active employment with the Company upon the last day of the month in which his/her 65th birthday occurs; provided however, that with the consent of the Board of Directors of the Company, the Employee may remain in active employment after his/her 65th birthday. In either event, the word "retirement" as used in this Agreement shall refer to the actual retirement of the Employee from active employment at or after his/her 65th birthday, and that no benefits shall be paid to the Employee under this Agreement until such actual retirement from active employment with the Company, except as otherwise provided herein.

      2. The Company agrees that following the Employee's retirement at or after attainment of age 65, it will pay to the Employee the sum of ____________ ($________) (hereinafter referred to as the "Deferred Compensation Benefit"), payable in sixty (60) monthly installments. The installments shall be paid upon the first day of each calendar month commencing with the month next following the date of such retirement, and shall continue until the aggregate of such payments equal the Deferred Compensation Benefit, at which time such monthly installments shall terminate. In the event that the Deferred Compensation Benefit has not been fully paid to the Employee during his/her lifetime following his/her retirement, the balance of such monthly installments shall be paid to his/her designated beneficiary as provided in Paragraph 11 hereof. In no event shall any distribution occur earlier than permitted under Section 409A of the Internal Revenue Code.

      3. In the event that the Employee dies while in active employment with the Company but prior to retirement, and such death is due to a cause other than suicide, the Company shall pay a Death Benefit in the amount of ______________ ($___________) to his/her designated beneficiary, in sixty (60) equal monthly installments. The installments shall be paid on the first day of each calendar month commencing with the month following the date of death,

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            and shall continue until such Death Benefit has been fully paid. If the Employee commits suicide, the Company shall not be obligated to pay any portion of the Death Benefit or any increases in such benefit granted herein or by any amendment to this Agreement made within two (2) years next preceding the date of death, but such portion of the Death Benefit as was granted or accrued under this or any similar prior agreement for deferred compensation with the Company more than two (2) years before the death by suicide shall be paid in the manner provided above.

      4. No deferred compensation or other benefits shall be payable hereunder to the Employee, or to any other person in the event the employment relationship between the Employee and the Company is terminated within six (6) years from the date hereof for any reason other than by death, or by retirement of the Employee at or after attainment of age 65. In the event that the employment relationship between the Employee and the Company continues for a period of at least six (6) years from the date hereof, and is thereafter terminated for any reason other than by death, prior to his/her retirement at or after attainment of age 65, the Company will pay to the Employee the Cumulative Termination Benefit for the year in which such termination occurs, as shown in Schedule A which is attached hereto and made a part hereof (hereinafter referred to as the "Applicable Cumulative Termination Benefit"), in sixty (60) equal monthly installments payable on the first day of each calendar month, commencing with the month following the date on which the Employee shall attain the age of 65.

      5. If the Employee dies after termination of employment as provided in Paragraph 4 above, and before any or all of the applicable Cumulative Termination Benefit has been paid to him, then such Cumulative Termination Benefit, or the balance of installments thereof as the case may be, shall be paid to his/her designated beneficiary in sixty (60) equal monthly installments (less the number of installments previously paid, if any), payable on the first day of each calendar month commencing with the month following the date of death, until the applicable Cumulative Termination Benefit shall have been paid in full.

      6. Notwithstanding anything to the contrary contained in the original Agreement or in any amendment thereto, it is hereby agreed that upon the occurrence of a Change In Control (as defined herein), the Employee shall immediately become fully vested in the Deferred Compensation Benefit set forth in Paragraph 2 of this Agreement, or in the then most recent amendment thereto (whichever amount is greater), and that in the event the Employee's employment is thereafter terminated for any reason or if the Employee resigns for any reason, said Deferred Compensation Benefit shall be paid to the Employee in sixty (60) equal monthly installments payable on the first day of each calendar month commencing with the month following the date of termination, until the applicable Cumulative Termination Benefit shall have been paid in full. In the event that the Employee dies after termination of employment pursuant to this Paragraph 6, and before any or all of the Deferred Compensation Benefit has been paid to him, then such Deferred Compensation Benefit, or the balance of installments thereof, as the case may be, shall be paid to his/her designated beneficiary in sixty (60) equal monthly installments (less the number of installments previously paid, if any), payable on the first day of each calendar month commencing with the month following the date of death, until the applicable Cumulative Termination Benefit shall have been paid in full.

      7. For the purposes of this Agreement, a "Change In Control" shall be deemed to have occurred if:

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

            (i) Any Person (as defined below) has acquired, "beneficial ownership" (within the meaning of Rule 13d-3, as promulgated under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of securities of the Company representing fifty percent (50%) or more of the combined Voting Power (as defined below) of the Company's securities; or

            (ii) Within any 24-month period, the persons who were directors of the Company immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Company, provided that any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director (A) was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this
                  Section 2(a)(ii) and (B) was not designated by a person who has entered into an agreement with the Company to effect a Corporate Event, as described in Section 2(a)(iii); or

            (iii) The stockholders of the Company approve a merger,
                  consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Event"), as a result of which the shareholders of the Company immediately prior to such Corporate Event shall not hold, directly or indirectly, immediately following such Corporate Event a majority of the Voting Power of (x) in the case of a merger or consolidation, the surviving or resulting corporation, (y) in the case of a share exchange, the acquiring corporation or (z) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than 10% of the consolidated assets of the Company immediately prior to such Event.

      8. Notwithstanding anything else herein to the contrary, payments of benefits hereunder caused by the termination of employment (including death) of the Employee may be delayed for a period of no more than six (6) months following such termination of employment, if the Employee is determined to meet the definition of a "Specified Employee," but only if such delay in payment is required in order to comply with the requirements of Section 409A of the Internal Revenue Code. "Specified Employee" means a key employee, as defined in
            Section 416 (i) of the Internal Revenue Code, of the Company and its affiliates.

      9. Any dispute or controversy arising out of or in connection with the interpretation or application of the provisions of paragraphs 6 or 7 of this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect and the applicable law of the State of New Jersey pertaining to the arbitration of disputes, and judgment may be entered on the arbitrator's award in any court having jurisdiction. All costs and expenses of such arbitration, including the reasonable counsel fees, costs and expenses incurred by the Employee in either prosecuting or defending the arbitration proceeding, shall be borne and paid by the Company.

      10. It is agreed that neither the Employee nor any other person shall have any right to commute, bequeath, pledge, sell, assign, transfer, levy upon or otherwise encumber the rights to receive any payments hereunder, which payments and the rights thereto are expressly declared to be non-transferable and non-assignable, and in the event of any attempted disposition of such payments or rights in violation hereof the Company shall have no further liability hereunder.

      11. The Employee shall designate in writing, to be annexed hereto, one or more beneficiaries to whom the benefits in the event of his/her death shall be paid pursuant to paragraphs 2, 3, 5 or 6 hereof. In the absence of such designation, or in the event no designated beneficiary survives the Employee, then any such benefits shall be payable in like manner to the Employee's executor or administrator. In the event of the death of all designated beneficiaries after commencement but prior to completion of payment of the installments of benefits, the balance thereof shall be payable in like manner to the executor or administrator of the last surviving beneficiary.

      12. This Agreement shall be binding upon the parties hereto, and upon the heirs, executors, administrators, or other personal representatives and designated beneficiaries of the Employee, and upon the successors and assigns of the Company.

      13. During the lifetime of the Employee, this Agreement may be amended or terminated at any time or times, in whole or in part, by the mutual written agreement of the Employee and the Company.

      14. This Agreement shall be executed in duplicate, each copy of which when executed and delivered shall be an original, but both copies shall, together, constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed in their respective name and their respective seals to be hereunto affixed and attested, the day and year first above written.

NEW JERSEY RESOURCES CORPORATION

________________________________        Date: ______________________
LAURENCE M. DOWNES
Chairman & CEO

________________________________        Date: ______________________
Witness


________________________________        Date: ______________________
EMPLOYEE

________________________________        Date: ______________________
Witness

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

                           DESIGNATION OF BENEFICIARY

      I hereby designate the following person (or persons) as my beneficiary (or beneficiaries) to whom the benefits provided hereunder in the event of my death shall be paid pursuant to this Agreement:

   Name:                         ___________________________________

   Address:                      ___________________________________
                                 ___________________________________

   Relationship to Employee:     ___________________________________

DATED:______________________________

SIGNED:_____________________________
                (employee)

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

                                (EMPLOYEE'S NAME)

                             EFFECTIVE _____________

                                   SCHEDULE "A"
                              CUMULATIVE TERMINATION
YEAR         AGE                     BENEFIT
1998                                    $
1999                                    $
2000                                    $
2001                                    $
2002                                    $
2003
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021

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